Exhibit 99.1

NEXGEL, Inc. Announces the Appointment of Dr. Jerome Zeldis its Board of Directors

NEXGEL, Inc. (“NEXGEL” or the “Company”), an innovative Company developing ultra-gentle, high-water content E-beam hydrogels with a focus on the Consumer OTC, Rx, Medical Device and Cosmetic markets, today announced that Dr. Jerome B. Zeldis has joined NEXGEL’s Board of Directors and will also become Chairman of the Company’s Scientific Advisory Board. Dr. Zeldis will participate and advise on the Company’s clinical and over-the-counter commercial development of new products created from NEXGEL’s hydrogel technology.

“Since NEXGEL acquired this asset, much has been accomplished.  I am happy to help participate in this promising suite of products and look forward to develop and maximize the potential of its hydrogel technology,” stated Dr. Jerome Zeldis.

“We are very fortunate to have Dr. Zeldis working with us. His clinical and developmental skills will be an enormous asset to the company. I look forward to working with him and am excited to see what we can develop and accomplish,” commented Adam Levy, NEXGEL’s Chief Executive Officer.

 Dr. Jerome B. Zeldis was Chief Medical Officer and President of Clinical Research, Regulatory, and Safety at Sorrento Therapeutics.  He was Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene Corporation.  Prior to that he was Celgene’s Senior Vice President of Clinical Research and Medical Affairs and had been at Celgene since February, 1997 before joining Sorrento.  He attended Brown University for an A.B., M.S., followed by Yale University for an M.Phil., M.D., Ph.D. in Molecular Biophysics and Biochemistry (immunochemistry).  Dr. Zeldis trained in Internal Medicine at the UCLA Center for the Health Sciences and Gastroenterology at the Massachusetts General Hospital and Harvard Medical School. .  He has been a board member of several start-up biotechnology companies and is currently on the board of the PTC Corporation (PTCT), Soligenix, Trek Therapeutics and Bionor Pharma.  He has published 122 peer reviewed articles and created 43 US patents.

About NEXGEL, Inc.

NEXGEL Advanced Hydrogel Solutions manufactures a unique trans-dermal technology that was originally developed and FDA-approved for the Hospital Wound Care market and now is being deployed against Consumer OTC, Rx, Medical Device and Cosmetic applications.

NEXGEL’s suite of ultra-gentle, high-water content E-beam hydrogels offer a compelling ingredient delivery system with an exceptional consumer experience.

Forward Looking Statements

This press release contains certain forward-looking statements, including those relating to the Company’s product development, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. Additional written and oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission (SEC) or otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms.  These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.